SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 25, 2004

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	0-12138	04-2619298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39 BRIGHTON AVENUE, ALLSTON, MASSACHUSETTS		02134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On September 7, 2004, (the “Buyer”), an entity in which the Registrant has a fifty percent (50%) interest, acquired an apartment complex consisting of forty-two (42) residential units, consisting of two (2) one bedroom and forty-two (42) two bedroom apartments in four (4) buildings, and the approximately four (4) acre parcel it is located on at 1 April Lane in Lexington, Massachusetts known as Minuteman Village Apartments (the “Property”).  The Property was acquired from Margaret Danielson, Susan Dupont, Barbara Solakian and Marcia Smith d/b/a Minuteman Associates, a Massachusetts general partnership.  The seller has no relationship to the Registrant or any of its affiliates.

The total purchase price for the Property was Ten Million One Hundred Fifty Thousand Dollars ($10,150,000), and was determined in arm’s length negotiations.  Each of the Registrant and Harold Brown, the treasurer of the General Partner of the Registrant, made capital contributions of Five Million Seventy Five Thousand Dollars ($5,075,000) to the Buyer, and the Buyer used those capital contributions to fund the purchase price for the Property.  The Registrant financed its capital contribution from operating cash and cash reserves. The Buyer and the Registrant are currently soliciting floating rate financing from a bank or financial institution to replace a portion of the capital contributions made by the Registrant and Harold Brown in connection with the acquisition.

On August 2, 2004, the Registrant’s Advisory Committee conducted a meeting during which it approved the Registrant’s investment in the Buyer, as required under the Registrant’s Second Amended and Restated Contract of Limited Partnership.  Such approval is required for any investments by the Registrant in participation with either or both of the Registrant’s original general partners, Harold Brown and Ronald Brown.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

At the time of the filing of this Current Report on Form 8-K, the financial statements and pro forma financial information relating to the acquisition described above were not available. Such financial statements and pro forma financial information will be included in an amendment to this Current Report as soon as they are made available by the Registrant’s accountants.

The exhibit listed in the exhibit index following the signature on this Current Report are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

By: NewReal, Inc., its General Partner

	By:	/s/ RONALD BROWN
Date September 13, 2004		Ronald Brown, its President

EXHIBITS

Exhibit Number	Description

99.1	Purchase and Sale Agreement